Exhibit 99.3

COCONNECT, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

COCONNECT, INC.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited proforma combined financial statements give effect to the merger between CoConnect, Inc. (“CoConnect”) and Mastermind Involvement Marketing (“Mastermind”) completed as of February 14, 2018.

On February 14, 2018 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Joint Venture Interest Contribution Agreement (the “Contribution Agreement”) made and entered into as of February 14, 2018 by and among (i) the Company; (ii) CoConnect Inc., a Nevada Corporation (“CoConnect”), and (iii) Mastermind Marketing, Inc, a Georgia Corporation (“MIM Inc.”), Digital Advize, LLC, a Georgia limited liability company (“Advize”), and Villanta Corporation, a Georgia Corporation (“Villanta”, together with Advize and MIM Inc., the “Sellers”)

Pursuant to the Contribution Agreement the Sellers shall contribute, transfer, assign and convey to CoConnect all right, title and interest in and to one hundred percent (100%) of such joint venture interest in the Company (the “Contributed Joint Venture Interest”), together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Seller no rights or interests therein whatsoever, and (ii) CoConnect will accept the contribution of the Contributed Joint Venture Interest, and in consideration for such contribution the Sellers collectively shall be entitled to receive from CoConnect  twenty-nine million two hundred thirty-six thousand seven hundred fifty-nine (29,236,759) of CoConnect ’s common stock, $.001 par value (the “CoConnect Common Stock”) representing eighty-five percent (85%) of the total outstanding CoConnect Common Stock after the issuance of the Contribution Consideration (the “Contribution Consideration”) with each Seller receiving for its respective percentage of Contributed Joint Venture Interest that same percentage of the Contribution Consideration (such transaction, the “Business Combination”). As a result of the Business Combination, the Sellers became the controlling shareholders of CoConnect and CoConnect became a wholly-owned subsidiary of the Company.

The unaudited pro forma combined balance sheet as of September 30, 2017 combines the balance sheets of CoConnect and Mastermind and gives pro forma effect to the reverse merger between CoConnect and Mastermind in which Mastermind is deemed to be the acquiring entity for accounting purposes. The unaudited proforma combined statements of operations for the nine months ended September 30, 2017 of CoConnect and the fiscal year ended September 30, 2017 of Mastermind combine the statement of operations of CoConnect and Mastermind for each of those periods and give proforma effect to these transactions as if they were completed as of October 1, 2016.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements for the fiscal year ended and as of September 30, 2017 of Mastermind elsewhere herein, and the historical financial statements of CoConnect, as filed with the Securities and Exchange Commission and issued in Form 10-Q for the nine months ended and as of September 30, 2017. These unaudited pro forma combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

COCONNECT, INC.
UNAUDITED PROFORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2017

	Historical
	Mastermind Involvement Marketing	CoConnect, Inc.	Pro Forma Adjustments (1)		Pro Forma Combined
ASSETS
Current assets:
Cash	$ 545,904	$ 5,884	$ (5,884)	(a)	$ 545,904
Accounts receivable	905,245	-			905,245
Prepaid and other current assets	50,000	-	(50,000)	(a)	-
Total current assets	1,501,149	5,884	(55,884)		1,451,149
Property and equipment, net	97,812	-			97,812
Security deposits	-	5,600	(5,600)	(a)	-
Total assets	$ 1,598,961	$ 11,484	$ (61,484)		$ 1,548,961

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$ 98,573	$ 11,619	$ (11,619)	(a)	$ 98,573
Accrued expenses	20,445	5,660	(5,660)	(a)	20,445
Accrued income taxes payable	-	-	367,225	(b)	367,225
Deferred transaction costs	-	50,000	(50,000)	(a)	-
Unearned revenue	266,473	-			266,473
Related party note payable	212,290	-			212,290
Related party advance	13,486	-			13,486
Total current liabilities	611,267	67,279	299,946		978,492
Total liabilities	611,267	67,279	299,946		978,492

Equity (deficit):
Series B preferred stock	-	-			-
Common stock		4,634	29,237	(c)	33,871
Contributions	1,000	-	(1,000)	(c)	-
Additional paid-in capital	-	13,907,534	(13,913,329)	(c)	-
			5,795	(a)
Retained earnings (accumulated deficit)	986,694	(13,967,963)	13,885,092	(c)	536,598
			(367,225)	(b)
Equity (deficit)	987,694	(55,795)	(361,430)		570,469
Total liabilities and stockholders' equity (deficit)	$ 1,598,961	$ 11,484	$ (61,484)		$ 1,548,961

The notes to unaudited pro forma combined financial statements are an integral part of these financial statements.

COCONNECT, INC.
UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

	Historical
	Mastermind Involvement Marketing	CoConnect, Inc.	Pro Forma Adjustments (2)		Pro Forma Combined
	Twelve Months Ended September 30, 2017	Nine Months Ended September 30, 2017	Twelve Months Ended September 30, 2017		Twelve Months Ended September 30, 2017
Revenues	$ 4,264,922	$ -			$ 4,264,922
Cost of revenues	981,455	-			981,455
Gross margin	3,283,467	-			3,283,467

Operating expenses:
General and administrative	2,267,213	64,755	$ (64,755)	(a)	2,317,213
			50,000	(b)
Total operating expenses	2,267,213	64,755	(14,755)		2,317,213
Income (loss) from operations	1,016,254	(64,755)	14,755		966,254
Interest (expense), net of interest income	(22,230)	-			(22,230)
Net income (loss) before provision for income taxes	994,024	(64,755)	14,755		944,024
Provision for income taxes	-	-	367,225	(c)	367,225
Net income (loss)	$ 994,024	$ (64,755)	$ (352,470)		$ 576,799

Net loss per common share, basic and diluted		$ (0.02)			$ 0.02
Weighted average common shares outstanding, basic and diluted		4,189,386			33,426,145

The notes to unaudited pro forma combined financial statements are an integral part of these financial statements.

COCONNECT, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)

Pro forma adjustments to the unaudited proforma combined balance sheet reflect the following:

a.

Represents elimination of assets and liabilities not being operated by the combined entity after the merger.

b.

Represents the effect of the pro forma adjustment for income taxes of the combined entities.

c.

Represents the issuance of 29,236,759 shares of CoConnect, Inc. (“CoConnect”) $0.001 par value common stock to Mastermind Involvement Marketing (“Mastermind”) in exchange for a 100% ownership interest in Mastermind resulting in 33,870,520 post-merger shares of CoConnect common stock issued and outstanding. The accumulated deficit of CoConnect was eliminated to reflect the legal recapitalization of the combined entity upon completion of the merger.

(2)

Proforma adjustments to the unaudited proforma combined statement of operations reflect the following:

a.

Elimination of operations of CoConnect because they are not being continued in the combined entity.

b.

To record costs of the merger.

c.

Represents the effect of the pro forma adjustment for income taxes of the combined entities.